UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

International Paper Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INTERNATIONAL PAPER COMPANY C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940-3004

Your Vote Counts!

INTERNATIONAL PAPER COMPANY

2022 Annual Meeting
Vote by 11:59 P.M. EDT May 8, 2022. For shares held in either the International Paper Company Salaried Savings Plan or the
International Paper Company Hourly Savings Plan, vote by
11:59 P.M. EDT May 4, 2022.

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You invested in INTERNATIONAL PAPER COMPANY and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareowner meeting to be held on May 9, 2022.

Get informed before you vote
View the Notice and Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* May 9, 2022 11 A.M. CDT
THE INTERNATIONAL PAPER COMPANY HEADQUARTERS, TOWER IV LOCATED AT 1740 INTERNATIONAL DRIVE IN MEMPHIS, TENNESSEE 38197

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareowner meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
The Board of Directors recommends a vote “FOR” each of the nominees listed under Item 1.
Item 1 — Election of Directors (one-year term)
Nominees:
1a.	Christopher M. Connor	For
1b.	Ahmet C. Dorduncu	For
1c.	Ilene S. Gordon	For
1d.	Anders Gustafsson	For
1e.	Jacqueline C. Hinman	For
1f.	Clinton A. Lewis, Jr.	For
1g.	Donald G. (DG) Macpherson	For
1h.	Kathryn D. Sullivan	For
1i.	Mark S. Sutton	For
1j.	Anton V. Vincent	For
1g.	Ray G. Young	For
The Board of Directors recommends a vote “FOR” Items 2 & 3. Item 2 — Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2022		For
Item 3 — A Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers		For
The Board of Directors recommends a vote “AGAINST” Items 4 & 5. Item 4 — Shareowner Proposal Concerning an Independent Board Chair		Against
Item 5 — Shareowner Proposal Concerning a Report on Environmental Expenditures		Against

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